Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Retail Opportunity Investments Corp.

We have audited the accompanying Statement of Revenues and Certain Expenses of the property known as Marlin Cove, located in Foster City, California (the “Property”) for the year ended December 31, 2011 (the “financial statement”). The financial statement is the responsibility of management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF O'Connor Davies
A Division of O'Connor Davies, LLP

New York, New York
July 13, 2012

MARLIN COVE
     STATEMENT OF REVENUES AND CERTAIN EXPENSES
(Dollar amounts in thousands)

	Year Ended December 31, 2011	Three Months Ended March 31, 2012 (Unaudited)
Revenues
Rental income (note 4)	$1,570	$403
Total revenues	1,570	403

Certain Expenses
Utilities	157	39
Repairs, maintenance, and supplies	158	50
Cleaning	39	12
Real estate taxes	189	47
Insurance	33	8
Total expenses	576	156

Excess of revenues over certain expenses	$994	$247

    See accompanying notes to statement of revenues and certain expenses.

MARLIN COVE
NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2011 (AUDITED) AND
THREE MONTHS ENDED MARCH 31, 2012 (UNAUDITED)

1.Business and Organization

Marlin Cove (the “Property”) is a shopping center located in Foster City, California.  The Property was owned by Marlin Cove Shopping Center, LLC (“Seller”).  The Property, which is anchored by Tawa Supermarkets, Inc., has an aggregate gross rentable area of 73,186 square feet.  The anchor tenant occupies approximately 29,300 square feet.

On May 4, 2012, the Property was acquired by ROIC California, LLC (“Buyer”), a wholly-owned subsidiary of Retail Opportunity Investments Corp. (the “Company”).

2.Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The Statement of Revenues and Certain Expenses (the “financial statement”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The financial statement includes the historical revenues and certain expenses of the Property, exclusive of rental income related to parcels not acquired by the Company, interest income, depreciation and amortization, rental income relating to the allocation of purchase price of the Property to above/below market leases and management and advisory fees, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

In the opinion of the Company’s management, all adjustments necessary for a fair presentation of the financial statement for the three months ended March 31, 2012 (unaudited) and for the year ended December 31, 2011 have been included.  Such adjustments consisted of normal recurring items.  Interim results are not necessarily indicative of results for a year.

Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents and tenant reimbursements.  All leases are classified as operating leases. Minimum rents are recognized by amortizing the aggregate lease payments on a straight-line basis over the terms of the lease (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized as rental income in the period that the expenses are incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby uncollectible receivables are reserved for when identified.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

3.           Subsequent Events

The Company has evaluated subsequent events through July 13, 2012, and has determined that there were no subsequent events or transactions which would require recognition or disclosure in the financial statement.

4.Leases

The Property is subject to non-cancelable lease agreements, subject to various escalation clauses, with tenants for retail space. As of December 31, 2011, the future minimum rentals on non-cancelable operating leases expiring in various years are as follows:

Year ending December 31	Amounts

2012	$1,281,987
2013	1,202,231
2014	1,091,724
2015	982,455
2016	826,369
Thereafter	2,487,458
$7,872,224

The tenant leases provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain property operating expenses. The Property’s tenant leases generally include tenant renewal options that can extend the lease terms.

Rental income on the financial statement includes the effect of amortizing the aggregate minimum lease payments on a straight-line basis over the entire terms of the leases, which amounted to an increase of approximately $29,500 and a decrease of approximately $3,900 in rental income for the year ended December 31, 2011 and the three months ended March 31, 2012, respectively.

5.Commitments and Contingencies

None.

RETAIL OPPORTUNITY INVESTMENTS CORP.
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2012 and for the year ended December 31, 2011 are presented as if Retail Opportunity Investments Corp. (the “Company”) had completed the acquisition of the property known as Marlin Cove (the "Property") on January 1, 2011. Additionally, the pro forma consolidated balance sheet as of March 31, 2012 has been presented as if the acquisition had been completed on March 31, 2012.

The purchase price allocation is calculated based on a 20/80 allocation to Land and Building, respectively.  As of the date of this report, the Company is in the process of evaluating the purchase price allocation in accordance with the Accounting Standards Codification 805.  The purchase price allocation is preliminary and could be subject to change.

The pro forma consolidated financial statements should be read in conjunction with the Company’s 2011 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the period ended March 31, 2012. The pro forma consolidated financial statements do not purport to represent the Company’s financial position or results of operations that would actually have occurred assuming the completion of the acquisition of the Property had occurred on January 1, 2011; nor do they purport to project the Company’s results of operations as of any future date or for any future period.

RETAIL OPPORTUNITY INVESTMENTS CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2012
(UNAUDITED)
(in thousands)

	Company Historical(1)	Pro Forma Adjustments		Company Pro Forma
ASSETS:
Real Estate Investments:
Land	$176,193	$3,476	(2)	$179,669
Building and improvements	449,999	13,904	(2)	463,903
	626,192	17,380		643,572
Less: accumulated depreciation	18,376	—		18,376
	607,816	17,380		625,196
Mortgage notes receivables	10,000	—		10,000
Investment in and advances to unconsolidated joint ventures	26,650	—		26,650
Real Estate Investments, net	644,466	17,380		661,846

Cash and cash equivalents	10,739	(1,000	)(2)	9,739
Restricted cash	1,703	—		1,703
Tenant and other receivables	7,721	—		7,721
Deposits	500	—		500
Acquired lease intangible asset, net of accumulated amortization	32,297	—		32,297
Prepaid expenses	981	—		981
Deferred charges, net of accumulated amortization	14,970	—		14,970
Other	852	80	(2)	932
Total assets	$714,229	$16,460		$730,689

LIABILITIES AND EQUITY

Liabilities:
Credit facilities	$125,000	$16,380	(2)	$141,380
Mortgage notes payable	67,864	—		67,864
Acquired lease intangible liability, net	46,735	—		46,735
Accrued expenses	5,420	—		5,420
Tenants’ security deposit	1,578	80	(2)	1,658
Other liabilities	18,000	—		18,000
Total liabilities	$264,597	$16,460		$281,057

Equity:
Preferred stock	—	—		—
Common stock	5	—		5
Additional paid-in capital	487,206	—		487,206
Accumulated deficit	(24,453)	—		(24,453)
Accumulated other comprehensive loss	(13,128)	—		(13,128)
Total Retail Opportunity Investments Corp. shareholders’ equity	449,630	—		449,630
Noncontrolling interests	2	—		2
Total equity	449,632	—		449,632
Total liabilities and equity	$714,229	$16,460		$730,689
See accompanying notes to pro forma consolidated financial statements

RETAIL OPPORTUNITY INVESTMENTS CORP.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2012

(UNAUDITED)
(in thousands, except per share data)

	Company Historical(1)	Marlin Cove (6)	Pro Forma Adjustments		Company Pro Forma
Revenue
Base rents	$13,341	$310	38	(3)	$13,689
Recoveries from tenants	3,104	93	-		3,197
Mortgage interest	202	-	-		202
Total revenues	16,647	403	38		17,088

Operating expenses
Property operating	2,969	109	-		3,078
Property taxes	1,599	47	-		1,646
Depreciation and amortization	6,650	-	89	(4)	6,739
General & Administrative Expenses	2,420	-			2,420
Acquisition transaction costs	122	-	263	(5)	385
Total operating expenses	13,760	156	352		14,268

Operating income	2,887	247	(314)		2,820
Non-operating income (expenses)
Interest expense	(2,294)	-	(20	)(7)	(2,314)
Equity in earnings from unconsolidated joint ventures	524	-	-		524
Interest income	10	-	-		10
Net income attributable to Retail Opportunity Investments Corp.	$1,127	$247	$(334)		$1,040

Pro forma weighted average shares outstanding

Basic:	49,604				49,604
Diluted:	49,690				49,690

Pro forma income per share

Basic and diluted:	$0.02				$0.02

Pro forma dividends per share:	$0.12				$0.12

See accompanying notes to pro forma consolidated financial statements

RETAIL OPPORTUNITY INVESTMENTS CORP.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011

(UNAUDITED)
(in thousands, except per share data)

	Company Historical		Pro Forma		Company
	(1)	Marlin Cove	Adjustments		Pro Forma
Revenue
Base rents	$39,581	$1,203	$140	(3)	$40,924
Recoveries from tenants	10,248	367	-		10,615
Mortgage interest	1,909	-	-		1,909
Total revenues	51,738	1,570	140		53,448

Operating expenses
Property operating	8,404	387	-		8,791
Property taxes	5,023	189	-		5,212
Depreciation and amortization	21,264	-	357	(4)	21,621
General & Administrative Expenses	9,801	-	-		9,801
Acquisition transaction costs	2,291	-	263	(5)	2,554
Total operating expenses	46,783	576	620		47,979

Operating income (loss)	4,955	994	(480)		5,469
Non-operating income (expenses)
Interest expense	(6,225)	-	(81	)(7)	(6,306)
Gain on bargain purchase	9,449	-	-		9,449
Equity in earnings from unconsolidated joint ventures	1,458	-	-		1,458
Interest income	19	-	-		19
Net income (loss) attributable to Retail Opportunity Investments Corp.	$9,656	$994	$(561)		$10,089

Pro forma weighted average shares outstanding

Basic:	42,477				42,477
Diluted:	42,526				42,526

Pro forma income per share

Basic and diluted:	$0.23				$0.24

Pro forma dividends per share:	$0.39				$0.39

See accompanying notes to pro forma consolidated financial statements

RETAIL OPPORTUNITY INVESTMENTS CORP.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Dollar amounts in thousands, except per share data)

Adjustments to the Pro Forma Consolidated Balance Sheet

1.	Derived from the Company’s audited and unaudited financial statements for the year ended December 31, 2011 and the three months ended March 31, 2012.

2.
Reflects the pro forma acquisition of the Property for approximately $17,380.  The acquisition was funded from the draw of approximately $16,380 from our existing credit facility, and $1,000 of available cash, and other assets and liabilities.

Adjustments to the Pro Forma Consolidated Statement of Operations

3.
Reflects the pro forma adjustment of $38 and $140 for three months ended March 31, 2012 and year ended December 31, 2011, respectively, to record operating rents on a straight-line basis beginning on the first day of the periods presented.

4.
Reflects the estimated depreciation for the Property based on estimated values allocated to building at the beginning period presented.  Depreciation expense is computed on a straight-line basis over the estimated useful life of the assets as follows:

	Estimated Useful Life	For the Three Months Ended March 31, 2012 Depreciation Expense	Year Ended December 31, 2011 Depreciation Expense

Building	39 years	$89	$357

5.	Reflects the pro forma adjustment for estimated costs related to the acquisition of the Property.

6.	Reflects the operating results for the period January 1, 2012 to March 31, 2012.

7.	Reflects the pro forma adjustment to interest expense on the draw from the credit facility to assume the acquisition has been made on the first day of the periods presented.